SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY
STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X ]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   ALLEGIANCE BANC CORPORATION
_____________________________________________________________________________
         (Name of Registrant as Specified in Its
Charter)

______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
     [X]  $125 per Exchange Act rules
0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(I)(2) or Item
              22a(a)of Schedule 14A.
     [ ]  $500 per each party to the controversy
pursuant to Exchange Act Rule 14a-6(I)(3)
     [ ]  Fee computed on table below per Exchange
Act Rules 14a-6(I)(4) and 0-11.
     [ ]  Fee paid previously with preliminary
materials.
     [ ]  Check box if any part of the fee is
offset as provided by Exchange Act Rule 0-
11(a)(2) and identify the filing for which the
offsetting fee was paid previously.
                ALLEGIANCE BANC CORPORATION
                     4719 Hampden Lane
                 Bethesda, Maryland  20814

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD MAY 9, 1995

To the Shareholders:

     Notice is hereby given that, pursuant to call of its directors, the annual meeting of the shareholders of Allegiance Banc Corporation (the
"Company") will be held at the Residence Inn, 7335
Wisconsin Avenue, Bethesda, Maryland, on May 9,
1995, at 10:00 a.m. (the "Annual Meeting") for the purpose of considering and voting upon the following matters:

     1.   The election of the 7 persons listed in
the accompanying Proxy Statement as Directors for a term of one year or until their successors have been elected and qualified.

     2.   The ratification of the appointment of
Stegman & Company, independent certified public accountants, as auditors of the Company and its subsidiaries for the fiscal year ended December 31, 1995.

     3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We recommend that you read the enclosed Annual
Report and Proxy Statement, and encourage your attendance at the Annual Meeting.

We urge you to sign and return the enclosed proxy in the enclosed self addressed, stamped envelope, as promptly as possible, regardless of whether you plan to attend the Annual Meeting in person. If you do attend the meeting, you have the right to withdraw your proxy.

The shareholders entitled to vote at the Annual
Meeting or any adjournment or postponement thereof shall be those of record on the Company's books at the close of business on April 7, 1995.

                              By Order of the Board
of Directors,

                              Sherry Gadeken
                              Corporate Secretary
April 7, 1995





                Allegiance Banc Corporation
              Annual Meeting of Shareholders
                       to be held on
                        May 9, 1995

                      PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Allegiance Banc Corporation (the
"Company"), which has its principal executive offices at 4719 Hampden Lane, Bethesda, Maryland
20814, for use at the Annual Meeting of
Shareholders of the Company on May 9, 1995 (the
"Annual Meeting") and any adjournment or postponement thereof. A proxy may be revoked prior to the time that it is voted by giving written notice of such revocation to the Company, addressed to the attention of Leonard L. Abel, Chairman of the Board of Directors, at 4719 Hampden Lane,
Bethesda, Maryland 20814. If you attend the meeting, you may also withdraw your proxy at that time. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 7, 1995.

The Annual Meeting will be held at the Residence
Inn, 7335 Wisconsin Avenue, Bethesda, Maryland on
May 9, 1995 at 10:00 a.m..

                 VOTING RIGHTS AND PROXIES

Only shareholders of record at the close of business on April 7, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, the Company had outstanding approximately 1,695,863 shares of Common Stock, par value $1.00 per share, constituting the only class of stock outstanding, and held by approximately 761 stockholders. Each share of Common Stock is entitled to one vote in the election of directors and upon all other matters to be presented at the Annual Meeting. All voting rights are vested exclusively in the holders of Common Stock of the Company.

All shares entitled to vote, which are represented by a properly executed and unrevoked proxy received in time for the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions given thereon. In the absence of instructions to the contrary, such shares will be voted FOR the election of the designated nominees for directors, and FOR the proposal to ratify the appointment of Stegman & Company as the Company's independent auditors for the fiscal year ending
December 31, 1995. Persons appointed as proxies will also be entitled to vote in their discretion on other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.








Any proxy given by a shareholder may be revoked by the holder at any time before it is voted at the Annual Meeting by (I) attending the Annual Meeting and voting in person, (ii) filing a written notice of revocation with the Company prior to the Annual
Meeting, or (iii) duly executing and delivering to the Company a proxy bearing a later date prior to the exercise of the proxy. Written notices of revocation of a proxy should be addressed to Leonard L. Abel, Chairman of the Board, 4719
Hampden Lane, Bethesda, Maryland 20814.

The holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. In the event that less than a majority of the outstanding shares are present at the Annual
Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice.

Votes cast by proxy or in person at the meeting will be tabulated by the election judges appointed for the meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to the shareholders for a vote, proxies are marked as abstentions (or shareholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will also be considered present for purposes of determining a quorum. Abstentions and broker non-votes will have no effect on the required vote of shareholders.

A copy of the Annual Report to Shareholders of Allegiance Banc Corporation for the year ended
December 31, 1994  accompanies this Proxy
Statement.

The cost of the proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or telegram by officers, regular employees or directors of the Company or its subsidiary, Allegiance Bank, N.A. ("Allegiance" or the "Bank"), who will not be specially compensated for any such services. The Company also will request brokers, custodians and other nominees or fiduciaries to send proxy materials to and to obtain proxies from beneficial owners of Common
Stock, and will reimburse such parties for their reasonable expenses in doing so. The Company also may decide to use paid solicitors to assist in the solicitation of proxies, although the Company currently has no contracts or arrangements with any such solicitors to do so.



                     VOTING SECURITIES

     The following are the only persons known to the Company who own, of record or beneficially, more than 5% of the outstanding shares of Common
Stock of the Company. (1)

Name and Address              Amount and Nature
  Percentage
Beneficial Owner              Beneficial
Ownership(1)  of  Class

Leonard L. Abel                 86,378 (2)
  5.09%
405 Scott Drive
Silver Spring, Md. 20904

William A. Koier               108,270 (3)
  6.34%
3A Regatta Point Villas
 Rt. 7 Bolongo Bay
St. Thomas, U.S. Virgin
  Islands  00802

Thomas L. Phillips             115,874 (4)
  6.78%
5610 Wisconsin Avenue
Penthouse 17E
Chevy Chase, Md. 20815



(1)  As of April 7, 1995.

(2) Includes 3,000 shares held in a trust account of which Mr. Abel is the trustee, 49,350 shares owned jointly by Mr. Abel and his wife, who shares voting and investment power, and 4,186 shares owned individually by Mr. Abel's wife.

(3)  Includes 34,500 shares owned jointly by Mr.
Koier and his wife, who shares voting and investment power. Includes warrants to purchase
12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr. Koier for service as a director of the Company and the Bank.

(4)  Includes 84,600 shares owned jointly by Mr.
Phillips and his wife, who shares voting and investment power, 450 shares owned individually by Mr. Phillips' wife, and 18,674 shares owned by Phillips International Publishing Company, of which
Mr. Phillips is President and principal
shareholder. Includes warrants to purchase 12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr. Phillips for service as a director of the Company and the Bank.




                    ELECTION OF DIRECTORS

     The number of directors of the Company is currently set at seven. The Company's Certificate of Incorporation and Bylaws provide that each director shall serve a one year term defined by annual meeting dates or until their successors are elected and qualified. In the absence of a contrary designation, proxies will be voted FOR the election of the following seven nominees for director of the Company: Leonard L. Abel, Thomas
E. Beery, Dudley C. Dworken, William A. Koier,
Ronald E. Parr, Ronald D. Paul and Thomas L.
Phillips. In the event that any of the nominees for director shall be unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     It is the intention of the Board of Directors, on behalf of the Company as the sole stockholder of the Bank, to elect the following individuals to the Board of Directors of Allegiance Bank, N.A.:
Leonard, L. Abel, Thomas E. Beery, Arthur H. Blitz,
Dudley C. Dworken, Steven L. Fanaroff, John R.
Fernstrom, A. Oakley Hunter, William A. Koier,
William E. Knight, Ronald E. Parr, Ronald D. Paul,
Thomas L. Phillips, Donald R. Rogers, Linda Greer
Spooner and Ronald A. Willoner

     Each shareholder has the right to cast as many votes for each director as equals the number of shares held by him, but is not entitled to cumulate his votes in order to cast more votes for any one director than the number of shares held by him.

Directors and Executive Officers

     The following table sets forth as of April 7, 1995, the directors, nominees for director and executive officers of the Company, the number of shares of Common Stock of the Company beneficially owned by each of such persons, and the number of shares of Common Stock of the Company beneficially owned by all current directors and executive officers of the Company as a group. The amount and nature of beneficial ownership, except as otherwise noted in the table, represents shares over which a director, nominee or executive officer has sole voting and sole investment power.

Name and
Address of
  Shares         Percent
Beneficial               Principal Occupation
  Beneficially   of Common
Owner               Age  for the last five years
  Owned          Stock

Leonard L. Abel     68   Retired Partner of
  86,378    (1)  5.09%
405 Scott Drive          Kershenbaum, Abel, Kernus
Silver Spring, MD 20904  and Wychulis (Accounting
Firm);
                         Chairman of the Board
                         of the Company and
Chairman
                         of the Bank.


Thomas E. Beery     52   President and Chief
   19,202   (2)  1.13%
311 Queens Court         Executive Officer of
Stevensville, MD 21666   the Bank; Vice
                         President and Senior
                         Vice President in
                         Commercial Lending
                         of Signet Bank, N.A.,
                         Wash., D.C. from June,
                         1982 to February, 1989.

Dudley C. Dworken   45   President of Curtis
   31,200   (3)  1.82%
1522 W. Kersey Lane      Chevrolet since
Rockville, MD 20854      May, 1989; Vice President
                         of Lustine Oldsmobile
                         prior thereto.

Treva N. Elkins     48   Chief Financial Officer
    2,250   (4)   .13%
8818 Clinton Drive       and Treasurer of the
Nokesville, Va. 22123    Company and Chief
Financial
                         Officer and Senior Vice
                         President of the Bank;
                         Senior Vice President
                         and Cashier of Federal
                         City National Bank
                         from February, 1986 to
                         April, 1992.

William A. Koier    75   Investor; President,
  108,270   (5)  6.34%
3A Regatta Point Villas  Haven Construction Company
 Rt. 7 Bolongo Bay
St. Thomas, U.S. Virgin
  Islands  00802

Ronald E. Parr      57   Principal, Franey &
   29,600   (6)  1.73%
314 Kingsberry Drive     Parr Insurance, Ltd.
Annapolis, MD 21401

Ronald D. Paul      39   President, Ronald D.
   44,400   (7)  2.60%
11412 Twining Lane       Paul Companies
Potomac, MD 20854        (Real Estate Investment
                         and Management)

Thomas L. Phillips  53   President, Phillips
  115,874   (8)  6.78%
5610 Wisconsin Avenue    Publishing International,
Penthouse 17E            Inc. (Publishing)
Chevy Chase. MD 20815

Total Directors and
Executive Officers as a Group
(8 persons)
  437,174   (9)  25.58%




(1) Includes 3,000 shares held in a trust account of which Mr. Abel is the trustee, 49,350 shares owned jointly by Mr. Abel and his wife, who shares voting and investment power, and 4,186 shares owned individually by Mr. Abel's wife. Mr. Abel has been a director of the Company since 1987.

(2)  Includes 1,500 shares owned jointly by Mr.
Beery and his wife, who shares voting and investment power, 3,092 shares held in an IRA account, 1,860 shares in a spousal IRA account, and options for 12,750 shares which are presently exercisable. Mr. Beery has been a director of the Company since 1990.

(3) Includes 7,500 shares held by a marital trust under which Mr. Dworken is a beneficiary. Includes warrants to purchase 12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr.
Dworken for service as a director of the Company and the Bank. Mr. Dworken has been a director of the Company since 1987.

(4) Includes options for 2,250 shares which are presently exercisable.

(5)  Includes 34,500 shares owned jointly by Mr.
Koier and his wife, who shares voting and investment power. Includes warrants to purchase
12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr. Koier for service as a director of the Company and the Bank. Mr. Koier has been a director of the Company since 1988.

(6)  Includes 600 shares held by Mr. Parr as
custodian under a Uniform Gift to Minors Act account. Includes warrants to purchase 12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr. Parr for service as a director of the Company and the Bank. Mr. Parr has been a director of the Company since 1990.

(7)  Includes 5,400 shares held in trust for Mr.
Paul's daughters.  Includes warrants to purchase
12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr. Paul for service as a director of the Company and the Bank. Mr. Paul has been a director of the Company since 1991.

(8)  Includes 84,600 shares owned jointly by Mr.
Phillips and his wife, who shares voting and investment power, 450 shares owned individually by Mr. Phillips' wife, and 18,674 shares owned by Phillips International Company, of which Mr.
Phillips is President and principal shareholder.
Includes warrants to purchase 12,000 shares of Common Stock of the Company, which are presently exercisable, that were granted on February 9, 1994 to Mr. Phillips for service as a director of the Company and the Bank. Mr. Phillips has been a director of the Company since 1987.

(9)  Assumes the exercise of all presently
exercisable options and warrants to purchase shares of common stock.

Under Securities and Exchange Commission regulations, the Company's officers, directors and greater than ten percent shareholders are required to file on a timely basis certain reports of their ownership of or transactions relating to the Company's stock. Each Director of the Company that received warrants in February, 1994 reported the receipt of those warrants on an untimely basis.



Meetings and Committees of the Board of Directors of the Company

     The Board of Directors of the Company held 12 meetings during fiscal 1994; all of the directors were present at 75% or more of such meetings.
There are no committees of the Board of the Company. The Board of Directors of Allegiance
Bank, N.A. held monthly board meetings, and all directors were present at 75% or more of such meetings. Each member of the Bank Board of Directors attended 75% of the meetings of committees of which they are members, with the exception of Mr. Koier, who attended committee meetings 75% of the time except for Credit Review.

The Board of Directors of the Company met during 1994 to review the progress of the Bank and to review and update the Company's Strategic and Capital Plan. Members of the Board of Directors of the Company are Leonard L. Abel, Chairman,
Thomas E. Beery, Dudley C. Dworken, William A.
Koier, Ronald E. Parr, Ronald D. Paul and Thomas L.
Phillips.

Allegiance Bank, N.A. has the following committees:


Loan Committee - This Committee met 24 times during
1994 to review and approve loan requests over the expressed loan authority of the Bank's loan officers. The Committee also grants loan authority to officers, approves charge-offs, reviews delinquent loans and provisions for loan losses.
Members of this Committee are William A. Koier,
Chairman, Thomas E. Beery, Dudley C. Dworken, John
R. Fernstrom, A. Oakley Hunter, Ronald E. Parr,
Ronald D. Paul and Linda Greer Spooner.

Audit Committee - This Committee met 5 times during
1994 to review all Call Reports and other regulatory reporting, external and internal auditors reports, consumer compliance audits and external credit reviews of the Bank. Members of this Committee are Ronald A. Willoner, Chairman,
Arthur H. Blitz, Steven L. Fanaroff, John R.
Fernstrom, and William E. Knight.

Asset/Liability Committee - This Committee met 7 times during 1994 to review the previous quarter's performance in relationship to asset and liability mix, investment strategy, liquidity and funds management. The Committee reviews future strategies and monitors management compliance with policy.
Members of this Committee are A. Oakley Hunter,
Chairman, Thomas E. Beery, William A. Koier, Ronald
D. Paul, and Dudley C. Dworken.

Compensation Committee - This Committee met 4 times during 1994 to review the performance of the Bank's executive officers. It also reviews the Bank's total compensation and benefits package, including director fees, insurance, vacation,
401(K) plan contributions, stock options and all other benefits. Members of this Committee are Dudley C. Dworken, Chairman, Ronald E. Parr, Ronald
D. Paul and William A. Koier.

Community Reinvestment Act Committee - This
Committee met 4 times during 1994 to monitor the Bank's progress under its CRA program. It reviews community ascertainment procedures and the resulting decisions that affect current and potential customers and services. Members of this Committee are A. Oakley Hunter, Chairman, Thomas E.
Beery, Dudley C. Dworken and Linda Greer Spooner.

Marketing Committee - This Committee met 5 times during 1994 to review the Bank's marketing plan and budget. It coordinates the Bank's advertising with all other forms of communication with the Company's shareholders, customers and prospective customers of the Bank. Members of this Committee are Dudley
C. Dworken, Chairman, Thomas E. Beery, Ronald E.
Parr, Thomas L. Phillips, and Donald R. Rogers.

Credit Review Committee - This Committee met 12 times during 1994 to review delinquent, criticized and classified loans. It develops workout strategies to include forbearance agreements, new loan advances and re-negotiation of all terms and conditions and foreclosures. It also monitors the Allowance for Loan and Lease Losses and overall asset quality. Members of this Committee are Ronald D. Paul, Chairman, Thomas E. Beery, Arthur
H. Blitz, John R. Fernstrom and William A. Koier.

Director Compensation

     Directors of the Company and Bank receive $200
for each Board or Committee meeting attended and
$250 for each meeting chaired.   Directors of the
Company and the Bank that are also full-time officers receive no additional compensation for attendance at such meetings. Mr. Abel received a fee of $40,368 for fiscal year 1994 as Chairman of the Company and the Bank. Mr. Paul was appointed
President of the Company in May, 1994 and received a fee of $3,600 for fiscal year 1994. During 1994, the Company and the Bank paid fees of $144,146 in the aggregate to all directors.

     On February 9, 1994, the Board of Directors approved the grant of warrants to purchase 5,000 shares of Common Stock to each director of the Company and the Bank; Messrs. Abel and Beery elected not to receive any of such warrants. The warrants to purchase an aggregate of 108,000 shares of Common Stock are presently exercisable and provide for an exercise price of $5.00 per share and an expiration date of February 8, 1999. Shares of Common Stock received upon exercise of the warrants are required to be held by the recipient thereof for a minimum of one year.

  EXECUTIVE OFFICERS' COMPENSATION AND CERTAIN
TRANSACTIONS

Compensation - Overview

     In accordance with regulations enacted by the Securities and Exchange Commission on October 15,
1992, the Company is providing summarized tables of all compensation awarded to, earned by, or paid to certain executive officers. It should be noted, however, that during 1994, no cash compensation was paid to Mr. Beery and Ms. Elkins, executive officers of the Company, in his or her capacity as such. Each of the executive officers of the Company received compensation from the Bank for services rendered in their capacities as executive officers of the Bank.

     The following table sets forth a comprehensive overview of the compensation for the Bank's Chief
Executive Officer during the fiscal year just ended. No other executive officer received compensation in excess of $100,000 during fiscal year 1994.(1)

Name and
Principal           Fiscal
            Other
Position            Year      Salary    Bonus
  Options   Compensation

Thomas E. Beery     1994      $125,000  $5,000 (6)
       3,600 (5) $13,345 (1)
Director, CEO       1993      $115,000   3,000
  5,000     $14,700 (2)
and President       1992      $ 99,205     -0-
  3,000     $ 8,138 (3)

(1) Includes taxable portion of premium for term group life insurance of $1,152, $4,993 for 401(K) matching contribution, and $7,200 for car allowance.

(2) Includes taxable portion of premium for term group life insurance of $1,046, $2,568 for 401(K) matching contribution, $4,800 for car allowance, and $6,286 unused vacation payment.

(3) Includes taxable portion of premium for term group life insurance of $515, $2,823 for 401(K) matching contribution and $5,493 for automobile allowance.

              OPTION GRANTS IN LAST FISCAL YEAR




            Potential

            Realizable
                    Number of
            Value at
          Securities % of     Exercise
  Assumed Annual
                    Underlying Total    or Base
            Rate of Stock
                    Options    Options  Price
Expiration     Appreciation
Name                Granted    Granted  Per Share
Date      for Option Term(4)

       5%        10%

Thomas E. Beery     3,600 (5)  14.63%   $6.67
1999      $6,630    $14,652


(4) The assumed annual rates of appreciation in the table are shown for illustrative purposes only pursuant to applicable SEC requirements. Actual values realized on stock options are dependent on actual future performance of the Company's stock, among other factors. Accordingly, the amounts shown may not necessarily be realized.

(5)  Reflective of 6 for 5 stock split, effected
June 30, 1994.

(6) Reflective of bonuses received at year-end review.

       AGGREGATED OPTION EXERCISED IN LAST FISCAL
YEAR,
              AND FISCAL YEAR END OPTION VALUES

                                             Number
of

Securities

Underlying     Value of

Unexercised    Unexercised

Options at     In-The-Money
                                             Fiscal
       Options at
                    Shares                   Year
End       Fiscal Year End
                    Acquired       Value
Exercisable/   Exercisable/
Name                on Exercise    Realized
Unexercisable  Unexercisable

Thomas E. Beery     -0-            -0-
12,750/0       0/0


Employee Stock Option Plan
     The Board of Directors of the Company approved a five year Employee Stock Option Plan ("ESOP
Plan") in January, 1994, which was adopted at the 1994 Annual Meeting of Stockholders. The purpose of the ESOP Plan was to provide a means whereby certain officers and employees of the Company, the Bank, or any other wholly-owned subsidiary of the Company, could be given an opportunity to purchase
Common Stock of the Company under options which qualified as "qualified stock options" under the Internal Revenue Code. The ESOP Plan reserved
78,000 shares of the Company's Common Stock for issuance upon the exercise of options granted thereunder. The ESOP Plan will terminate in May, 1999, five years after the date of adoption. The number of options granted to employees in fiscal
1994 was recommended by the Compensation Committee and such options were issued at no less than the average of the bid and ask price at the close of business on the day on which the option was granted. As of April 7, 1995 there were outstanding options to purchase 24,600 shares of Common Stock which had been granted under the ESOP
Plan.

401(K) Plan

     The Bank currently  maintains a 401(K) Profit
Sharing Plan (the "Plan").   Employees who are
eligible to participate in the Plan are those who have been employed by the Bank or the Company for a least 1 year and work at least 1,000 hours during any Plan (calendar) year. At the beginning of each Plan year, the Compensation Committee determines the percentage that it will match of each eligible employee's contribution, which contribution is allocated among Plan participants with 1,000 hours of service during such year according to the following formula:

                       Matching Formula

     Employee % of Salary                    Bank
matching %
               1%
.50%
               2%
1.00%
               3%
1.50%
               4%
2.00%
               5%
2.50%
               6%
3.00%


          Vesting Schedule for Matching
Contribution
     Years of Service                        Annual
Vesting Percentage
          Two Years
20%
          Three Years
50%
          Four Years
100%

     During the 1994 fiscal year, the Company and its subsidiaries contributed $26,522 to the Plan for all participants, including $4,993 contributed for Mr.
Beery.

Related Party Transactions

     In the ordinary course of business, loans are made to officers and directors of the Company and the Bank and to entities with which they are affiliated. These loan are made on substantially the same terms and conditions as those prevailing at the time for comparable transactions with outsiders, and are not considered to involve more than the normal risk of collectability.

     For the years ended December 31, 1994, 1993
and 1992 an analysis of such loans, in the
aggregate, is as follows:
                              1994
1993           1992
Balance at January 1          $2,990,545
$3,209,821     $3,267,535
New loans                      2,895,727
1,567,758      1,933,092
Repayments/Adjustments        (2,556,668)
(1,787,034)    (1,990,806)
Balance at December 31        $3,329,604
$2,990,545     $3,209,821

Compensation Committee Report

     The Compensation Committee of the Board of
Directors of the Bank was established in fiscal
1987. Through this committee, the Company and the Bank have established and implemented an executive compensation policy that has been approved by the Board of Directors of the Company and covers the executive officers of the Bank named in the Summary
Compensation Table.

Compensation Philosophy

     The Company's compensation philosophy is to provide executive officers with salaries that are competitive with those paid by institutions of similar size, performance and circumstances and with incentive compensation for the accomplishment of certain pre-established goals. The policy seeks to achieve a balance between base salary and incentives, with incentives reflecting both long and short-term goals and normally being intended to comprise less than 10% of the officer's total annual compensation. Annual increases to an executive officer's base salary are based, in part, on the officer's responsibilities, performance of those responsibilities and achievement of pre-established goals. Incentive compensation, generally in the form of salary increases, stock options, and bonuses is closely tied to individual performance, provided that certain overall corporate goals are met, in a manner that is intended to encourage continuous focus on enhancing shareholder value, continued profitability and teamwork.

     The Compensation Committee developed the fiscal 1994 compensation package for each executive officer, including salary and any incentive compensation, based on its review of selected local institutions and national and regional industry peer group data from the Sheshunoff Bank Executive and Director Compensation Survey, 1994 and evaluations of the performance of each executive officer. The factors considered by the Compensation Committee in evaluating the performance of an executive officer include the achievement of pre-established quantitative goals that are specific to the executive officer's responsibilities.

CEO Compensation

     As with other executive officers, the
compensation paid to Mr. Beery as CEO is a combination of salary, auto allowance, 401(K) contribution, health, life and disability insurance and stock options. To determine his salary and other benefits, the Compensation Committee considered information regarding salaries paid to CEO's of banks with assets of $100 to $200 million within the area of Washington, D.C., Maryland and Virginia. Other factors considered by the Compensation Committee were Mr. Beery's achievement on reaching pre-determined goals including earnings, asset quality and growth.

     This report has been prepared by the
Compensation Committee of the Board of Directors.
               Dudley C. Dworken             Ronald
E. Parr
               Ronald D. Paul
William A. Koier



Compensation Committee Interlocks and Insider
Participation

     The members of the Compensation Committee presently include four outside directors: Mr.
Dudley C. Dworken, as Chairman, and Messrs. Ronald
E. Parr,  Ronald D. Paul and William A. Koier.
None of these individuals are or have been employed as an officer or employee of the Company or the Bank.
Performance Graph

     Set forth is a line graph comparing the yearly percentage change in cumulative total shareholder return on the Company's Common Stock from January
1, 1990 through December 31, 1994. The Company's yearly percentage change in cumulative total shareholder return as shown is compared to the NASDAQ Market Index and a selected peer group index consisting of one hundred forty Middle Atlantic banks published by Media General Financial
Services.

240

220

200

180

160                                               +


       +
140
                                        +
       x
120                 *         x         x         x
                              +

100  *+x

 80                 X
       *
                    +
 60                                               *
                              *         *

 40


     12/31/89  12/31/90  12/31/91  12/31/92
12/31/93  12/31/94

     * Allegiance Banc Corporation Common Stock
(adjusted for stock split June, 1994)
     + Peer Group Index
     x NASDAQ Market Index

        APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS

     The Board of Directors has selected the firm of Stegman & Company as independent auditors of the Company and the Bank for the year ending December
31, 1995 and recommends that shareholders ratify the appointment. The Company has been advised by Stegman & Company that neither the firm nor any of its associates has any relationship with the Company or the Bank other than the usual relationship that exists between independent certified public accountants and clients.
Representatives of Stegman & Company are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                        OTHER MATTERS

Proposals by Shareholders

     Shareholders may send proposals for inclusion in the proxy materials for the 1996 Annual Meeting of Shareholders of the Company to:

                                  Sherry Gadeken
                               Corporate Secretary
                           Allegiance Banc
Corporation
                                4719 Hampden Lane

                             Bethesda, Maryland
20814

     All of such proposals must be received by the Company in writing not later than December 9, 1995 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

Other Business

     The Board of Directors of the Company is not aware of any matters which may be presented for action at the Annual Meeting other than those set forth above. However, with respect to any other business which may come before the meeting, the persons designated in the enclosed proxy will vote in accordance with their best judgment.

Form 10-K

     Upon receipt of a written request, the Company will deliver, without charge, to any shareholder of record entitled to vote at the Annual Meeting or to any beneficial owner of Common Stock, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994 required to be filed with the SEC under the Exchange Act. Such written requests should be directed to Sherry Gadeken, Corporate Secretary, Allegiance Banc Corporation,
4719 Hampden Lane, Bethesda, Maryland, 20814.

                                             By
Order of the Board of Directors

                                             Sherry
Gadeken

Corporate Secretary


April 7, 1995